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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of TechTeam Global, Inc. for the registration of 689,656 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2005, with respect to the consolidated financial statements and schedule of TechTeam Global, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Detroit, Michigan
April 7, 2005